As filed with the Securities and Exchange Commission on December 12, 2001.

                                      Registration No. 333 ________________

                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549



                                 FORM S-8


          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933




                        PILGRIM'S PRIDE CORPORATION
          (Exact name of registrant as specified in its charter)


           DELAWARE                                             75-1285071
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                        Identification No.)

             110 SOUTH TEXAS
            PITTSBURG, TEXAS                                    75686-0093
(Address of principal executive offices)                        (Zip Code)

                        PILGRIM'S PRIDE CORPORATION
                      EMPLOYEE STOCK INVESTMENT PLAN
                         (Full title of the plan)



                            RICHARD A. COGDILL
EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER
                               110 SOUTH TEXAS
                        PITTSBURG, TEXAS 75686-0093
                              (903) 855-1000
(Name, address, telephone number, including area code, of agent for service)

                              WITH A COPY TO:

                              ALAN G. HARVEY
                             BAKER & MCKENZIE
                         2300 TRAMMELL CROW CENTER
                             2001 ROSS AVENUE
                            DALLAS, TEXAS 75201






                      CALCULATION OF REGISTRATION FEE


TITLE OF SECURITIES     AMOUNT TO BE      PROPOSED     PROPOSED       AMOUNT OF
TO BE REGISTERED(1)      REGISTERED        MAXIMUM      MAXIMUM      REGISTRATION
                                          OFFERING     AGGREGATE          FEE
                                          PRICE PER     OFFERING
                                          SHARE (2)     PRICE (2)

Class A Common
Stock, par value
$.01 per share          200,000 shares     $9.78        $1,956,000       $467.48

Class B Common
Stock, par value
$.01 per share          400,000 shares    $14.10        $5,640,000     $1,347.96

(1) Shares of Class A Common Stock and Class B Common Stock of Pilgrim's Pride Corporation (the "Registrant") being registered hereby relate to the Pilgrim's Pride Corporation Employee Stock Investment Plan (the "Plan"). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration statement covers any additional shares of Class A Common Stock and Class B Common Stock of the Registrant that become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration that results in an increase in the number of shares of our outstanding Class A Common Stock or Class B Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Common Stock on December 10, 2001, as reported on the New York Stock Exchange.

                                  PART II

                INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The documents listed in (a) through (c) below are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to the Registration Statement which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 29, 2001, filed with the Securities and Exchange Commission (the "Commission") on November 23, 2001.

     (b) The description of the Registrant's Class A Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the SEC on July 20, 1999; and

     (c) The description of the Registrant's Class B Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the SEC on September 24, 1986, as amended by Form 8-A/A filed with the SEC on July 1, 1998, and as further amended by Form 8-A/A filed with the SEC on July 20, 1999.

ITEM 4. DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

     None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Amended and Restated Corporate Bylaws of the Registrant provide that the Registrant shall indemnify and hold harmless any present or former officer or director or any officer or director who is or was serving at the request of the Registrant as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, trust, employee benefit plan or other enterprise, from and against fines, judgments, penalties, amounts paid in settlement and reasonable expenses actually incurred by such person in connection with any suit to which they were or are made, or are threatened to be made, a party, or to which they are a witness without being named a party, if it is determined that he acted in good faith and reasonably believed (i) in the case of conduct in his official capacity on behalf of the Registrant, that his conduct was in the Registrant's best interests, (ii) in all other cases, that his conduct was not opposed to the best interests of the Registrant and (iii) with respect to any criminal action, that he had no reasonable cause to believe his conduct was unlawful; provided, however, that in the event a determination is made that such person is liable to the Registrant or is found liable on the basis that a personal benefit was improperly received by such person, the indemnification is limited to reasonable expenses actually incurred by such person in connection with the suit and shall not be made in respect of any suit in which such person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Registrant.

     Pursuant to Section 145 of the General Corporation Law of the State of Delaware ("Delaware Code"), the Registrant generally has the power to indemnify its present and former directors, officers, employees and agents against expenses, judgments, fines and amounts paid in settlement incurred by them in connection with any suit (other than a suit by or in the right of the Registrant) to which they are, or are threatened to be made, a party by reason of their serving in such positions, or is or was serving at the Registrant's request in such positions for another corporation, partnership, joint venture, trust or other enterprise, so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. Section 145 of the Delaware Code further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its present and former directors, officers, employees and agents against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such person has been adjudged liable to the corporation unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     According to the Amended and Restated Corporate Bylaws of the Registrant and Section 145 of the Delaware Code, the Registrant has the power to purchase and maintain insurance for its present and former directors, officers, employees and agents. The above discussion of the Registrant's Amended and Restated Corporate Bylaws and of Section 145 of the Delaware Code is not intended to be exhaustive and is qualified in its entirety by such Amended and Restated Corporate Bylaws and the Delaware Code.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     None.

ITEM 8.  EXHIBITS.

     The following are filed as exhibits to this Registration Statement:

EXHIBIT NO.    DESCRIPTION

4.1            Pilgrim's Pride Corporation Employee Stock Investment Plan*

4.2 Certificate of Incorporation of the Registrant as amended (incorporated by reference from Exhibit 1 of the Registrant's Form 8-A/A-1 filed with the SEC on July 1,
               1998).

4.3 Certificate of Amendment to Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 1 of the Registrant's Form 8-A filed with the SEC on July 20,
               1999).

4.4            Amended  and  Restated Corporate Bylaws  of  the  Registrant
               (incorporated  by   reference   from   Exhibit   3   of  the
               Registrant's Form 8-A filed with the SEC on July 20, 1999).

4.5 Amendment No. 1 to Amended and Restated Corporate Bylaws of the Registrant.*

23.1           Consent of Ernst & Young LLP*

24 Power of Attorney (included on the signature page of the Registration Statement)*

________________
* filed herewith

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To   remove  from  registration  by  means  of  a  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburg, State of Texas, on December 12, 2001.

 PILGRIM'S PRIDE CORPORATION


 By:  /S/ RICHARD A. COGDILL
       Richard A. Cogdill
       Executive Vice President, Chief Financial Officer,
       Secretary and Treasurer

                             POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes Richard A. Cogdill to file one or more amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as he deems appropriate, and each such person hereby appoints Richard A. Cogdill as attorney-in-fact to execute in the name and on behalf of the Registrant and any such person, individually and in each capacity stated below, any such amendments to this registration statement.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        SIGNATURE                    TITLE                   DATE
/S/  LONNIE "BO" PILGRIM
Lonnie "Bo" Pilgrim      Chairman of the Board         December 12, 2001

/S/  CLIFFORD E. BUTLER
Clifford E. Butler       Vice Chairman of the Board    December 12, 2001

/S/  DAVID VAN HOOSE
David Van Hoose          Chief Executive Officer       December 12, 2001
                         President
                         Chief Operating Officer
                         and Director
                         (Principal Executive Officer)

/S/  RICHARD A. COGDILL
Richard A. Cogdill       Executive Vice President      December 12, 2001
                         Chief Financial Officer
                         Secretary and Treasurer
                         and Director
                         (Principal Financial and
                         Accounting Officer)

/s/ LONNIE KEN PILGRIM
Lonnie Ken Pilgrim	 Senior Vice President, 	 December 12, 2001
                         Transportation
                         and Director

Charles L. Black 		 Director                      December ___, 2001

S. Key Coker		 Director                      December ___, 2001

Vance C.Miller,Sr. 	 Director                      December ___, 2001

/S/  JAMES G. VETTER,JR.
James G. Vetter, Jr.     Director 				 December  12, 2001

Donald L. Wass, Ph.D.    Director                      December ___, 2001
Ph.D.

                               EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION

4.1            Pilgrim's Pride Corporation Employee Stock Investment Plan*

4.2 Certificate of Incorporation of the Registrant as amended (incorporated by reference from Exhibit 1 of the Registrant's Form 8-A/A-1 filed with the SEC on July 1,
               1998).

4.3 Certificate of Amendment to Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 1 of the Registrant's Form 8-A filed with the SEC on July 20,
               1999).

4.4            Amended  and  Restated Corporate Bylaws  of  the  Registrant
               (incorporated  by   reference   from   Exhibit   3   of  the
               Registrant's Form 8-A filed with the SEC on July 20, 1999).

4.5 Amendment No. 1 to Amended and Restated Corporate Bylaws of the Registrant.*

23.1           Consent of Ernst & Young LLP*

24 Power of Attorney (included on the signature page of the Registration Statement)*

________________
* filed herewith

                                                                EXHIBIT 4.1

                        PILGRIM'S PRIDE CORPORATION

                      EMPLOYEE STOCK INVESTMENT PLAN


     1. PURPOSE. The purpose of the Pilgrim's Pride Corporation Employee Stock Investment Plan (the "Plan") is to provide the employees of Pilgrim's Pride Corporation (the "Company") and its Designated Affiliates (as defined below) with a convenient method of investing in shares of the Class A common stock, $.01 par value (the "Class A Stock") and the Class B common stock, $.01 par value (the "Class B Stock"), of the Company (both classes collectively referred to as the "Stock") through payroll deductions supplemented by Company contributions. Contributions will be invested by an investment banker and/or broker (the "Administrator") or any successor administrator, engaged by the Company. Currently, the Administrator of the Plan is Salomon Smith Barney. The Board of Directors of the Company (the "Board") believes that employee participation in the ownership of the business helps to bring about the essential unity of purpose among the Company, its employees and its shareholders. However, nothing herein set forth should be construed, nor is the same intended, to obligate any employee to participate in the Plan. Participation herein is entirely voluntary and neither the Company nor the Administrator urges, recommends or suggests that any employee should purchase an equity interest in the Company by participating in the Plan. For purposes of the Plan, the term "Affiliate" shall mean (i) any subsidiary corporation of the Company, as that term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and (ii) any other entity in which the Company directly or indirectly owns a majority of the equity interests. Furthermore, "Designated Affiliate" shall mean any Affiliate which has been designated by the Committee (as defined in Section 9 below) as eligible to participate in the Plan with respect to its employees.

     2. RISK OF LOSS AND SUITABILITY OF INVESTMENT. Each eligible employee who participates in the Plan may suffer a loss on his investment. A risk is involved in purchasing the stock of any company, including the Stock pursuant to the Plan. Before investing under the Plan, each employee should carefully consider whether purchasing the Stock is a suitable investment or, if he is already a shareholder, whether an increase in such equity ownership is appropriate. Each eligible employee should make a thorough and independent investigation of the current business and financial condition of the Company before electing to participate in the Plan.

     3.   TERM  OF  PLAN.   The  Plan will continue until terminated by the
Board.

     4.   ELIGIBILITY.  Any employee  of  the Company who has completed six
(6) months of continuous service with the Company may participate in the Plan, except the following:

          (1) Part-time employees. A part-time employee is defined as a person employed by the Company whose customary employment is less than four (4) hours per day and/or whose customary employment is for not more than five (5) months in a calendar year.

          (2) Shareholders owning more than five percent (5%) of the outstanding voting stock of the Company.

          (3) Employees who reside in a jurisdiction which prohibits the offer or sale of the Plan interests and the Stock to its residents or otherwise prohibits or restricts the Plan.

     Eligible employees who elect to participate in the Plan are hereinafter referred to as the "Participants" or individually as a "Participant." Any Participant whose interest in the Plan has terminated for any reason is eligible to resume participation in the Plan upon filing a written application in accordance with Section 5.

     As used herein, the term "employee of the Company" shall include employees of any Affiliate of the Company hereafter designated by the Committee as a Designated Affiliate for purposes of this Plan.

     5. METHOD OF ENROLLMENT. Each eligible employee may become a participant in the Plan by filing a written application on such forms as may be prescribed by the Administrator with the payroll office of the Company from which such employee's salary or wages are paid. Each application of the eligible employee will become effective for the payroll period following the date after such application is received. As used herein, the term "payroll period" shall mean the period from the date on which the Participant customarily receives payment of his regular salary or wages to the next successive date on which he customarily receives such payment.

     6. PAYROLL DEDUCTIONS. Subject to Section 19 below, all Participant contributions to the Plan shall be made only by payroll deduction. Each application shall specify the amount which the Participant elects to contribute under the Plan for each payroll period and shall authorize the Company to withhold such amount from the salary of such Participant with respect to each payroll period thereafter until such Participant's participation in the Plan is terminated or until the amount of such deductions shall be changed or suspended as hereinafter provided. Any eligible employee may authorize payroll deductions pursuant to the Plan as follows:

          The minimum payroll deduction is $10.00 per payroll period and the maximum deduction is 7-1/2% of the Participant's base salary, overtime pay and bonuses (but excluding commissions or other allowances) for such period. In applying the minimum payroll deduction, the Participant must contribute not less than $5.00 for the Class A Stock or for the Class B Stock.

     Any application authorizing payroll deductions may be amended to increase or to reduce payroll deductions in full dollar amounts or to suspend such payroll deductions; provided, however, that any suspension shall continue until the Participant has notified the Company to recommence payroll deductions. Each such amendment shall be made by filing a written application on such form as may be prescribed by the Administrator with the payroll office from which the Participant's salary is paid, and shall become effective for the payroll period following the date after such application is received.

     7. COMPANY CONTRIBUTIONS. The Company shall contribute to the account of each Participant from whom a payroll deduction was made during each payroll period an amount equal to 33 1/3% of the Participant's payroll deduction for such period, provided that the Company has sufficient current or accumulated net income to permit the Company to make such contributions under applicable law. Payroll deductions by the Participant and contributions by the Company shall be forwarded to the Administrator as provided in Section 8 hereof.

     A Participant may elect to waive the Company's contributions by written notice of such waiver to the Secretary of the Company. Such waiver may be revoked by written notice of the Participant to the Secretary of the Company.

     8. ADMINISTRATION OF THE PLAN. The Company shall accumulate and hold, without interest, the amounts so withheld from the payroll deductions of all Participants together with all amounts contributed weekly by the Company pursuant to the Plan. All such amounts accumulated in any week shall be transmitted to the Administrator (to be applied in accordance with the provisions of this Plan) as promptly as is reasonably practicable in the ordinary course of business following the week of withholding or contribution, as the case may be. Such transmittal shall be accompanied by a Transmittal Letter, the form of which will be supplied by the Administrator. A signed copy of the application and each amendment thereof shall be transmitted to the Administrator from time to time as received by the Company.

     The Administrator shall establish and maintain a separate account on behalf of each Participant.

     All shares of the Stock purchased under this Plan shall be held in the name and custody of the Administrator for the benefit of the Participants and subject to withdrawal by such Participant as herein provided.

     Upon receipt of such funds, the Administrator shall as soon as is reasonably practicable thereafter credit each Participant's account according to such schedule and shall purchase on the New York Stock Exchange or on any exchange on which the Stock is traded, and in accordance with the SEC guidelines, as many whole shares of the Stock as may be purchased from the aggregate available funds in the accounts of all Participants (including any funds available through cash dividends credited to the Participant's accounts pursuant to Section 17 of the Plan), and allocate full shares and fractional shares to the account of each Participant upon completion of the purchase. Purchases shall be made either from the Administrator as principal or by the Administrator as agent at prices prevailing on the open market at time of purchase.

     The Administrator shall keep and maintain an appropriate record of all transactions relating to each Participant's separate account. The Administrator shall supply each Participant with a record or confirmation of his account which shall disclose the amount invested, the price per share, the number of shares of the Stock purchased, and the total number of full shares and/or fractional shares of the Stock allocated to the account (on at least a monthly basis) pursuant to rules established by the Committee. Should there be no activity in the account, then a statement will be supplied periodically, however, at least on an annual basis.

     The rights, privileges and duties of each Participant and the Administrator shall be consistent with the ordinary broker-client relationship, and a Participant may sell all or any whole shares of the Stock held for his account by so instructing the Administrator in writing. In the event of any such sale of the Stock, normal commissions and other charges shall be paid by the Participant to the Administrator. All commissions involved in the purchase of the Stock from funds supplied by the Participant through payroll deductions or by the Company through its contributions pursuant to the Plan, together with the Administrator's reasonable service fee for bookkeeping and mailing expenses, shall be paid by the Company. The Administrator may allow Participants to purchase shares of the Stock with voluntary contributions to their accounts maintained under the Plan, but the Participant shall pay any fees or commissions with respect to shares of the Stock purchased with funds other than payroll deductions or Company contributions pursuant to the Plan.

     The Administrator may be removed from its appointment at any time in the sole discretion of the Board upon written notice to the Administrator and the Administrator may resign at any time upon advance written notice to the Company and the Participants. The Administrator shall have no material relationship to the Company, its affiliates or, to the knowledge of the Company, any eligible employees. In the event that the Administrator shall cease to administer the Plan, the Board may appoint any other member firm of the New York Stock Exchange to administer the Plan.


     9. THE COMMITTEE. The Board may delegate its authority hereunder to the Company's Compensation Committee (the "Committee"). In such case, any reference in the Plan to the Board may be deemed to include the Committee. The Committee shall have the authority to interpret the Plan, to adopt, amend and rescind such rules and regulations as, in its opinion, are necessary for the administration of the Plan, to designate Affiliates whose employees may participate in the Plan and to make such other determinations deemed necessary or advisable for the administration of the Plan, including by way of illustration the adoption of sub-plans applicable to Designated Affiliates or locations. All decisions, determinations and interpretations of the Committee relating to the Plan shall be final and conclusive on the Company or its Affiliates, the Administrator and all Participants under the Plan.


     The Committee may employ such accountants, legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any counsel or consultant and any computation received from any consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultants or agents shall be paid by the Company. No member or former member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

     10. VOTING RIGHTS. All rights as a shareholder of the Company shall vest in a Participant upon the date when shares of the Stock are credited to his account. The Administrator shall deliver to each Participant as promptly as reasonably practicable, by mail or otherwise, all notices of meetings, proxy statements and other material distributed by the Company to holders of the Stock provided that the Participant has one or more whole shares allocated to his account. There shall be no charge to the Participants for the Administrator's delivery of notices, proxies or other such material.

     The Administrator shall exercise proxy instructions received from the Participants on an aggregate basis, so as to preserve as much as possible the voting rights of those Participants holding fractional interests in shares of the Stock. The Administrator shall vote all of the Stock held by its hereunder in accordance with the rules of the New York Stock Exchange.

     11. DISCONTINUANCE OF CONTRIBUTIONS. The contributions by a Participant and the Company on such Participant's behalf hereunder shall be permanently discontinued on the first to occur of such Participant's retirement, total and permanent disability, death, or employment termination or the termination of his interest in the Plan for any reason. Such contributions shall be suspended during any leave of absence from employment with the Company by the Participant, and during any period in which the Participant does not qualify as an eligible employee of the Company.

     12. WITHDRAWAL OF STOCK. A Participant may not more than once a quarter withdraw from his account any number of whole shares of the Stock then credited to such account, by filing with the Administrator written notice in such form as the Administrator shall have prescribed therefor. The Participant shall bear reasonable fees and expenses charged by the Administrator for such withdrawals, including federal or state transfer taxes, if any.

     A partial withdrawal of the Stock from a Participant's account shall have no effect on the Participant's payroll deductions and shall not cause a termination of his interest in the Plan. A complete withdrawal of a Participant's shares of the Stock from the Plan shall terminate the Participant's interest in the Plan. The Administrator shall promptly notify the Company of any complete withdrawal by any Participant. All federal or state transfer taxes, if any, which may be due upon the first partial withdrawal of the Stock by a Participant in any calendar year or any complete withdrawal from the Plan shall be paid by the Participant, subject to the provisions of Section 14 hereof.

     13. FORMS. Appropriate forms for authorizing payroll deductions, increasing or decreasing the same, terminating the same, and other forms reasonably required for the purposes of the Plan shall be supplied by the Administrator and the Company and designated for use hereunder from time to time.

     14. TERMINATION OF PARTICIPANT'S INTEREST IN PLAN. If a Participant shall die, retire, be totally and permanently disabled, or cease to be continuously employed by the Company, such Participant's interest in the Plan shall thereupon automatically terminate. The Company shall promptly notify the Administrator of any such termination.

     A Participant may also terminate his interest in the Plan at any time upon advance written notice to the Company or the Administrator. The Company or the Administrator shall promptly notify the other of the receipt of any such notice.

     Until the Administrator shall have received written instructions from the Participant or his estate, certificates for the Stock held by the Administrator for the account of any Participant whose interest in the Plan has terminated shall continue to be held by the Administrator in accordance herewith, and the Administrator shall continue to reinvest dividends and other proceeds pursuant to Section 17 hereunder. Upon the receipt of appropriate written instructions from the Participant or his estate, the Administrator shall cause any whole shares of the Stock credited to the account of the Participant to be transferred in accordance with such instructions and shall cause certificates representing such shares to be mailed in accordance with the instructions. Any fractional interest in a share held will be sold by the Administrator at the currently prevailing market price and a check for the proceeds will also be mailed in accordance with the instructions of the Participant or his estate. In the event appropriate instructions are not received by the Administrator from a Participant within a reasonable period after the termination of the Participant's interest in the Plan, the Administrator shall use its best efforts to contact the Participant regarding the disposal of his shares.

     All federal or state transfer taxes, if any, which may be due upon transfer of such shares to the Participant resulting from death, retirement, or disability only shall be paid by the Company. Such taxes due upon transfers to any person other than the Participant, as well as for other termination of his employment, will not be borne by the Company, and the Administrator may require the deposit of funds sufficient to cover such taxes in advance of making any such transfer.

     15. AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend or terminate the Plan in any respect from time to time within its sole discretion. In the event of termination of the Plan, prompt written notice thereof shall be given to each Participant and the Administrator by the Company. The Administrator shall dispose of shares of the Stock held in the accounts of Participants in accordance with the written instructions of each Participant. In the event appropriate written instructions are not received by the Administrator from a Participant within a reasonable period after the termination of the Plan, the Administrator shall use its best efforts to contact the Participant regarding the disposal of his shares.

     16.  ASSIGNMENT  OF  INTEREST.    Unless   applicable   law   requires
otherwise:

          (a) A Participant may not assign, transfer or encumber any part of his interest in the Plan, any funds being held in his account, or any shares of the Stock being held for his account prior to withdrawal of such shares from his account, provided, however, that a Participant may instruct the Administrator to sell any or all whole shares in his account as provided in Section 8 herein.

          (b) Neither the interest of a Participant in the Plan nor the funds or shares of the Stock credited to his account hereunder shall in any way be subject to any legal process or be levied upon or attached for payment of any claim against a Participant or otherwise availed of by any other person.

     Any such attempted assignment, transfer or encumbrance and any such attempted levy, attachment, or other subjugation to legal process shall be void and shall not be recognized by the Administrator.

     17. DIVIDENDS AND OTHER PROCEEDS. Cash dividends received in respect of shares of the Stock held in the accounts of Participants shall be credited by the Administrator to such accounts. All such cash shall be reinvested in shares of the Stock as promptly as reasonably practicable following receipt thereof.

     The Company shall pay all regular commissions in connection with the purchases constituting such reinvestment. Stock dividends or split-ups in respect of shares of the Stock held in the accounts of Participants shall be credited to such accounts. Other securities and rights to subscribe to shares of the Stock received in respect of shares of the Stock held in the accounts of Participants shall also be credited to such accounts.

     18. SECURITIES LAWS. The Company has filed with the Securities and Exchange Commission, Washington, D. C., a Registration Statement under the Securities Act of 1933, as amended, with respect to the Plan. The Plan does not contain all of the information set forth in the Registration Statement or the Prospectus contained therein and any Participant, before making a decision to participate in the Plan, should receive and read carefully such Prospectus. The Plan is also subject to the securities laws of the states in which Participants reside and may not be available for an employee of the Company under the securities laws of the state in which he resides. The Company shall not be obligated to continue the registration of the Plan under the Securities Act of 1933 or to make or cause to be made any registration relating to the Plan or the Stock under the securities laws of any state. Additionally, the Company shall not be obligated to implement or continue the Plan or to permit any employee to become a Participant under the Plan unless the Plan and the shares of the Stock to be purchased under the Plan are effectively registered or exempt from registration under the Securities Act of 1933 and are registered or qualified under or otherwise in compliance with or exempt from any other federal or state law or regulation governing the Plan or the offer and sale of the Stock or any securities exchange or other regulation to which the Company, the Plan or the Stock might be subject.

     19. COMMITTEE RULES FOR FOREIGN JURISDICTIONS. The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.

     The Committee may also adopt sub-plans applicable to particular Designated Affiliates or locations. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of
Section 6, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

     20. NO ENLARGEMENT OF EMPLOYEE RIGHTS. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the employ of the Company or any Affiliate or to interfere with the right of the Company or any Affiliate to discharge any Participant at any time.

     21.  CONSTRUCTION.   The  Committee shall have the power to  interpret
the Plan in its sole discretion.

     Throughout the Plan, the use of the singular number shall be construed to include the plural, the plural the singular, and the use of any gender shall include all genders, whenever required by the context.

     22. EFFECTIVE DATE. The Plan shall be deemed effective upon its approval by the Board of Directors.

     23. GOVERNING LAW. This Plan, any related agreements (such as enrollment forms), and all determinations made and actions taken pursuant thereto, shall be governed by the laws of the State of Texas and construed in accordance therewith without giving effect to principles of conflicts of law.

                                                                EXHIBIT 4.5



                              AMENDMENT NO. 1
                                  OF THE
                           AMENDED AND RESTATED
                             CORPORATE BYLAWS
                                    OF
                        PILGRIM'S PRIDE CORPORATION
                            (THE "CORPORATION")


     In accordance with Article 8, Section 8.9 of the Amended and Restated Corporate Bylaws of the Corporation, and pursuant to a resolution adopted by a majority of the Directors present at a meeting of the Board of Directors of the Corporation duly convened, Article 2, Section 2.2 of the Amended and Restated Corporate Bylaws of the Corporation has been amended and restated in its entirety to read as follows:

                    "2.2 ANNUAL MEETINGS. An annual meeting of stockholders of the Corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the stockholders shall elect Directors and transact such other business as may properly be brought before the meeting."

     IN DUE CERTIFICATION WHEREOF, the undersigned, being the Secretary of the Corporation, confirms the adoption and approval of the foregoing Amendment No. 1, effective as of the 11th day of December, 2001.



                              /S/  RICHARD A. COGDILL
                              RICHARD A. COGDILL, Secretary

                                                               EXHIBIT 23.1

                      CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Pilgrim's Pride Corporation Employee Stock Investment Plan of our report dated October 29, 2001, with respect to the consolidated financial statements and schedule of Pilgrim's Pride Corporation include in its Annual Report (Form 10-K) for the year ended September 29, 2001, filed with the Securities and Exchange Commission.


                                   /s/ ERNST & YOUNG LLP

Dallas, Texas
December 6, 2001